                                                  Filed Pursuant to Rule 433
                                                  Registration No. 333-132001-01

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Securities and Exchange Commission. This free writing prospectus will not constitute an offer to sell or a solicitation of an offer to buy nor will there be any sale of the offered notes in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                               SUBJECT TO REVISION
                         TERM SHEET, DATED JULY 25, 2006

                                  $832,925,000
                            GS AUTO LOAN TRUST 2006-1
                                 ISSUING ENTITY

GOLDMAN SACHS ASSET BACKED                      GOLDMAN SACHS MORTGAGE COMPANY
SECURITIES CORP., DEPOSITOR                          SPONSOR AND SERVICER

        FORD MOTOR CREDIT COMPANY, AS ORIGINATOR AND RECEIVABLES SERVICER
      THE HUNTINGTON NATIONAL BANK, AS ORIGINATOR AND RECEIVABLES SERVICER
                        OHIO SAVINGS BANK, AS ORIGINATOR
         SYSTEMS & SERVICES TECHNOLOGIES, INC., AS RECEIVABLES SERVICER

                                 ---------------

OVERVIEW OF THE OFFERED NOTES

-----------------------------------------------------------------------------------------------------------------------
CLASS                                             ESTIMATED       PRINCIPAL                           S&P, MOODY'S
 OF        PRINCIPAL    INITIAL O/C   COUPON      AVG. LIFE       PAYMENT         FINAL SCHEDULED      AND FITCH
NOTES       BALANCE                               (YRS)(1)        WINDOW(1)        PAYMENT DATE     EXPECTED RATINGS
-----------------------------------------------------------------------------------------------------------------------

A-1(2)   $228,000,000       9.30%      [ ]          0.31            1 - 8         August 15, 2007   A-1+ / P-1 / F1+
-----------------------------------------------------------------------------------------------------------------------
  A-2     184,036,000       9.30       [ ]          1.00            8 - 17       February 15, 2009   AAA / Aaa / AAA
-----------------------------------------------------------------------------------------------------------------------
  A-3     243,435,000       9.30       [ ]          2.00            17 - 34      December 15, 2010   AAA / Aaa / AAA
-----------------------------------------------------------------------------------------------------------------------
  A-4     125,369,000       9.30       [ ]          3.18            34 - 40       January 15, 2014   AAA / Aaa / AAA
-----------------------------------------------------------------------------------------------------------------------
   B       30,562,000       5.75       [ ]          1.84            8 - 40        January 15, 2014     A / A1 / A
-----------------------------------------------------------------------------------------------------------------------
   C       21,523,000       3.25       [ ]          1.40            8 - 38        January 15, 2014   BBB / Baa2 / BBB
-----------------------------------------------------------------------------------------------------------------------
   TOTAL $832,925,000
-----------------------------------------------------------------------------------------------------------------------

(1)  Assuming  payment  based on a pricing  speed of 1.50% ABS and a 10% cleanup call.

(2)  Rule 2a-7 eligible.

--------------------------------------------------------------------------------
THE NOTES ARE ASSET BACKED  SECURITIES  ISSUED BY THE ISSUING ENTITY.  THE NOTES
ARE NOT  OBLIGATIONS OF THE  DEPOSITOR,  THE SPONSOR,  THE SERVICER,  ANY OF THE
RECEIVABLES  SERVICERS,  ANY OF THE  ORIGINATORS,  ANY OF THE  SELLERS OR ANY OF
THEIR RESPECTIVE AFFILIATES.
--------------------------------------------------------------------------------

FEATURES OF THE TRANSACTION

[ ]    Collateral consists of automobile and light truck retail loans and installment sale contracts (the "Receivables") originated by Ford Motor Credit
Company ("FMCC"), The Huntington National Bank ("HNB") and Ohio Savings Bank
("OSB"), as applicable, and serviced by FMCC, HNB and Systems & Services
Technologies, Inc. ("SST"), respectively.

[ ]    Credit enhancement for the Notes is provided through subordination, overcollateralization and excess spread. The initial amount of credit support is
9.30% for the Class A Notes, 5.75% for the Class B Notes, 3.25% for the Class C
Notes, and 1.40% for the Class D Notes ("Class D Notes"). The initial overcollateralization is 1.40% of the initial pool balance. The Target
Overcollateralization Level is 3.00% of outstanding pool balance with a floor
1.00% of initial pool balance.

[ ]    None of the receivables are 60 days or more delinquent as of the Cut-off
Date, and no more than 0.67% of the aggregate principal balance of the receivables are 30 days or more delinquent as of Cut-off Date.

[ ]    The Class A, Class B, and Class C Notes (the "Offered Notes") in the
above table will be registered under a registration statement filed with the
Securities and Exchange Commission. The Class D Notes are not being offered hereby.

                        Sole Lead Manager and Bookrunner
                              GOLDMAN, SACHS & CO.

                                   Co-Manager
                            HUNTINGTON CAPITAL CORP.

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing  prospectus,  if conveyed prior to the time of your  contractual  commitment to purchase any of the Offered Notes  described herein,  supersedes  any  information  contained in any prior similar  materials relating to the Offered Notes.  The information in this free writing  prospectus is  preliminary,  and is subject to  completion  or  change.  This free  writing prospectus  is not  required to contain all  information  that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus  is being  delivered  to you solely to provide  you with  information about the  offering  of the  Offered  Notes  referred  to in this  free  writing prospectus and to solicit an offer to purchase the Offered  Notes,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not  constitute a  contractual  commitment by you to purchase any of the Offered
Notes,  until we have accepted your offer to purchase  Offered Notes.  This free writing  prospectus is not an offer to sell or a solicitation of an offer to buy these  securities  in any state  where such offer,  solicitation  or sale is not permitted.

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Notes referred to in these  materials are being offered when, as and if issued.  The  depositor is not  obligated to issue such Offered  Notes or any similar security and the underwriter's  obligation to deliver such Offered Notes is subject to the terms and  conditions of the  underwriting  agreement with the depositor and the  availability  of such Offered Notes when, as and if issued by the issuing entity. You are advised that the terms of the Offered Notes, and the characteristics of the auto loan pool backing them, may change (due, among other things,  to the  possibility  that auto loans that  comprise the pool may become delinquent  or  defaulted  or may be removed  or  replaced  and that  similar or different  auto loans may be added to the pool,  and that one or more classes of
Offered  Notes may be  split,  combined  or  eliminated),  at any time  prior to issuance or  availability  of a final  prospectus.  You are advised that Offered
Notes  may not be  issued  that  have  the  characteristics  described  in these materials.  The  underwriter's  obligation  to sell such Offered Notes to you is conditioned  on the auto loans and  Offered  Notes  having  the  characteristics described  in these  materials.  If for any reason the  issuing  entity does not deliver such Offered  Notes,  the  underwriter  will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Notes which you have  committed to purchase,  and none of the issuing entity nor any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC
FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET
THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT
WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER
PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO
CHARGE IF YOU REQUEST IT BY CALLING (212) 902-1000.

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

TIME TABLE

CUT-OFF DATE:                            June 30, 2006
PRICING DATE:                            July [ ], 2006
CLOSING DATE:                            On or about August 2, 2006
FIRST PAYMENT DATE:                      August 15, 2006

KEY TERMS

Certain capitalized terms used in this Term Sheet are defined in the Glossary of
Defined Terms beginning on page 8 of this Free Writing Prospectus.

DEPOSITOR:                               Goldman Sachs Asset Backed Securities
                                         Corp.

ISSUING ENTITY:                          GS Auto Loan Trust 2006-1, a Delaware
                                         statutory trust established by Goldman
                                         Sachs Asset Backed Securities Corp. and
                                         the Owner Trustee

ORIGINATORS:                             Ford Motor Credit Company, The
                                         Huntington National Bank and Ohio
                                         Savings Bank

SERVICER:                                Goldman Sachs Mortgage Company

RECEIVABLES SERVICERS:                   Ford Motor Credit Company, The
                                         Huntington National Bank and Systems &
                                         Services Technologies, Inc.

SOLE LEAD MANAGER AND BOOKRUNNER:        Goldman, Sachs & Co.

CO-MANAGER:                              Huntington Capital Corp.

INDENTURE TRUSTEE:                       JPMorgan Chase Bank, National
                                         Association, a national banking
                                         association

OWNER TRUSTEE:                           Wilmington Trust Company, a Delaware
                                         banking corporation

OFFERED NOTES:                           Class A, Class B, and Class C Notes.
                                         The Class D Notes are not being offered
                                         hereby.

SERVICING FEE RATE:                      1.05% per annum

PAYMENT DATE:                            15th day of the month or the following
                                         Business Day

RECORD DATE:                             For any Payment Date, the close of
                                         business on the day immediately
                                         preceding such Payment Date unless
                                         Definitive Notes are issued for the
                                         Offered Notes, in which case the Record
                                         Date will be the last day of the month
                                         immediately preceding the Payment Date

INTEREST ACCRUAL FOR THE CLASS A-1       "Actual/360" for the first payment date
NOTES:                                   means that interest accrues for a
                                         period equal to the actual number of
                                         days from and including the closing
                                         date to and excluding the first payment
                                         date and for each subsequent payment
                                         date means that interest accrues for a
                                         period equal to the actual number of
                                         days from and including the immediately
                                         preceding payment date to and excluding
                                         that subsequent payment date.

INTEREST ACCRUAL FOR THE CLASS A-2,      "30/360" for the first payment date
A-3, A-4, B, C AND D NOTES               means that interest accrues for a
                                         period equal to the number of days from
                                         and including the closing date to and
                                         excluding the 15th day of the calendar
                                         month in which the first payment date
                                         occurs (calculated on the basis of a
                                         360-day year consisting of twelve
                                         30-day months) and for each subsequent
                                         payment date means that interest
                                         accrues for a period of 30 days.

OPTIONAL CALL:                           The Notes will have a 10% optional
                                         redemption provision

RATING AGENCIES:                         Standard & Poor's, Moody's and Fitch

ERISA ELIGIBLE:                          The Offered Notes are generally
                                         eligible for purchase by employee
                                         benefit plans, however, prospective
                                         purchasers should consult their own
                                         counsel

TAX STATUS:                              The Offered Notes will be characterized
                                         as debt

REGISTRATION AND CLEARANCE:              Book entry: DTC Same Day Funds,
                                         Clearstream, or Euroclear for the
                                         Offered Notes

MINIMUM DENOMINATIONS:                   $100,000 and integral multiples of
                                         $1,000 thereof

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

STRUCTURAL OVERVIEW

CREDIT ENHANCEMENT

Credit enhancement for the Class A Notes will be provided by the subordination of the Class B Notes, the Class C Notes and the Class D Notes,
over-collateralization and excess spread.

Credit enhancement for the Class B Notes will be provided by the subordination of the Class C Notes and the Class D Notes, over-collateralization and excess spread.

Credit enhancement for the Class C Notes will be provided by the subordination of the Class D Notes, over-collateralization and excess spread.

Credit enhancement for the Class D Notes will be provided by over-collateralization and excess spread.

-----------------------------------------------------------------------------------------------------------------------

                                                                                                TARGET O/C (AS A % OF
                        PRINCIPAL BALANCE        % OF INITIAL POOL      INITIAL O/C (AS A % OF    OUTSTANDING POOL
                                                      BALANCE           INITIAL POOL BALANCE)         BALANCE)
-----------------------------------------------------------------------------------------------------------------------

CLASS A NOTES              $780,840,000                  90.70%                    9.30%                  12.50%
CLASS B NOTES                30,562,000                   3.55                     5.75                    8.00
CLASS C NOTES                21,523,000                   2.50                     3.25                    6.00
CLASS D NOTES(1)             15,926,000                   1.85                     1.40                    3.00
-----------------------------------------------------------------------------------------------------------------------
TOTAL                      $848,851,000                  98.60%
-----------------------------------------------------------------------------------------------------------------------

(1) The Class D Notes are not being offered hereby

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

PRINCIPAL PAYMENTS

The aggregate amount of principal payments to be made on all outstanding classes of notes on each payment date from the principal distribution account will generally be allocated among the notes in a manner intended generally to maintain credit support for each such class (after giving effect to such allocation) in an amount equal to the greater of the Target
Overcollateralization Level or the following respective approximate percentages of the aggregate receivables balance as of the end of the related collection period: 12.50% for the Class A notes, 8.00% for the Class B notes, 6.00% for the
Class C notes and 3.00% for the Class D notes. Principal will be paid on the
Notes according to the Priority of Payments from funds on deposit in the principal distribution account, which will be funded from Available Funds as described below under "Priority of Payments."

If on any Payment Date the Three-Month Annualized Net Loss Ratio exceeds the
Sequential Principal Payment Trigger Percentage in effect on that Payment Date, then on each such Payment Date principal of the Notes of each class will be paid sequentially, starting with most senior and earliest maturing class of Notes then outstanding (beginning with the Class A-1 Notes), until each class in order of priority is paid in full.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount, if any, by which the aggregate principal balance of the receivables exceeds the aggregate principal balance of the notes. On the Closing Date, the overcollateralization amount will be equal to 1.40% of the pool balance as of the Cut-off Date; thereafter overcollateralization will be built up through the mechanism of the Principal
Payment Amount calculation for each class of Notes whereby the balance of the
Notes is required to be reduced until overcollateralization equal to the Target
Overcollateralization Level is created.

PRIORITY OF PAYMENTS

Beginning on August 15, 2006, and on each Payment Date thereafter, distributions of Available Funds will be made in the order and priority as follows:

          (1)  if Goldman Sachs Mortgage Company is not the servicer, to the servicer, any accrued and unpaid Net Servicing Fees for the related collection period (and to the servicer, any accrued and unpaid Net Servicing Fees from prior collection periods);

          (2)  (i) pro rata (a) to the indenture trustee, the Indenture Trustee
Fee for the related collection period (and any accrued and unpaid Indenture
Trustee Fees from prior collection periods), and (b) to the owner trustee, the
Owner Trustee Fee for the related collection period (and any accrued and unpaid
Owner Trustee Fees from prior collection periods), and then (ii) pro rata to the indenture trustee and the owner trustee, any other accrued and unpaid amounts
(including reasonable legal fees and expenses) owed to the indenture trustee and the owner trustee not to exceed $100,000 in the aggregate in any consecutive twelve (12) month period;

          (3)  to the Class A noteholders, ratably, the Class A Interest Payment
Amount for that payment date;

          (4)  to the principal distribution account, for distribution as described under "Principal Payments", the First Allocation of Principal for that payment date;

          (5)  to the Class B noteholders, ratably, the Class B Interest Payment
Amount;

          (6)  to the principal distribution account, for distribution as described under "Principal Payments", the Second Allocation of Principal for
that payment date;

          (7)  to the Class C noteholders, ratably, the Class C Interest Payment
Amount;

          (8)  to the principal distribution account, for distribution as described under "Principal Payments", the Third Allocation of Principal for that payment date;

          (9)  to the Class D noteholders, the Class D Interest Payment Amount for that payment date;

          (10) to the principal distribution account, for distribution as described under "Principal Payments", the Regular Allocation of Principal for
that payment date;

          (11) if Goldman Sachs Mortgage Company is the servicer, to the servicer, any accrued and unpaid Net Servicing Fees, for the related collection period (and to the servicer, any accrued and unpaid Net Servicing Fees, from prior collection periods);

          (12) to the principal distribution account , for distribution as described under "Principal Payments", the Excess Allocation of Principal for
that payment date;

          (13) to the applicable party, any accrued and unpaid fees or expenses
(including reasonable legal fees and expenses) or any other amounts owed by the issuer to such party, to the extent not paid pursuant to clauses (1) through
(12) above; and

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

          (14) the remainder, if any, to the certificate distribution account for distribution to the certificateholders.

PRINCIPAL PAYMENT AMOUNTS

Principal payments will be made to the Noteholders in an amount equal to the
First Allocation of Principal, the Second Allocation of Principal, the Third
Allocation of Principal and the Regular Allocation of Principal for each Payment
Date and, if the Target Overcollaterization Level has not been met, the Excess
Allocation of Principal. On each Payment Date, the applicable portion of
Available Funds will be deposited into the Principal Distribution Account in accordance with the priorities set forth above in the section titled "Priority of Payments". Principal payments from amounts on deposit in the Principal
Distribution Account on each Payment Date will be allocated among the various classes of Notes in the following order of priority:

          (1)       to the Class A Notes, the Class A Principal Payment Amount;

          (2)       to the Class B Notes, the Class B Principal Payment Amount;

          (3)       to the Class C Notes, the Class C Principal Payment Amount;
                    and

          (4)       to the Class D Notes, the Class D Principal Payment Amount.

Amounts applied to the Class A Notes in respect of principal will be allocated to the holders of the various classes of Class A Notes in sequential order as follows:

          (1)       to the principal amount of the Class A-1 Notes until such
                    principal amount is paid in full;

          (2)       to the principal amount of the Class A-2 Notes until such
                    principal amount is paid in full;

          (3)       to the principal amount of the Class A-3 Notes until such
                    principal amount is paid in full; and

          (4)       to the principal amount of the Class A-4 Notes until such
                    principal amount is paid in full.

Note that in no event will a principal payment be made on the Class B notes, the
Class C notes or the Class D notes on any payment date until the Class A-1 notes have been paid in full.

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                     DISTRIBUTION OF AVAILABLE FUNDS ON EACH
              PAYMENT DATE WHEN NO EVENT OF DEFAULT HAS OCCURRED(1)

Available Funds
Servicer
If Goldman Sachs Mortgage Company is not the Servicer, accrued and unpaid Net Servicing Fees
Pro Rata to the Indenture Trustee and the Owner Trustee, the Indenture Trustee Fee and the Owner Trustee Fee, respectively and then Pro Rata to each such party, accrued and unpaid amounts, not to exceed $100,000 in the aggregate in any consecutive 12 month period
Class A-1 Noteholders
Class A-2 Noteholders
Class A-3 Noteholders
Class A-4 Noteholders
Class B Noteholders
Class C Noteholders
Class D Noteholders
Certificateholders
Class A Noteholders' Interest Payment Amount (paid Pro Rata to the respective classes)
First Allocation of Principal, if any
Class B Noteholders' Interest Payment Amount
Second Allocation of Principal, if any
Class C Noteholders' Interest Payment Amount
Third Allocation of Principal, if any
Class D Noteholders' Interest Payment Amount
Regular Allocation of Principal
Principal Distribution Account
Servicer
If Goldman Sachs Mortgage Company is the Servicer, accrued and unpaid Net Servicing Fees
Excess Allocation of Principal
To pay principal of the Notes in accordance with class specific distributable amounts
Accrued and unpaid fees and expenses to the extent not paid above
Certificate Distribution Account

(1) The chart above is for illustrative purposes only.

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

         GLOSSARY OF DEFINED TERMS

         "AVAILABLE COLLECTIONS" means, (A) for the initial payment date, an amount equal to the sum of: (i) the interest collections on the receivables for the collection period preceding that payment period multiplied by a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., [__] days), and the denominator of which is equal to thirty; and (ii) all other collections on the receivables for that collection period as described in clauses (B)(ii) and (iii) below; and (B) for any subsequent payment date, an amount equal to the sum of:

         (i)  the interest collections on the receivables with respect to the related collection period; and

         (ii) all amounts received from the receivables servicers with respect to that collection period which represent:

              (a)      principal payments by or on behalf of obligors on the
                       receivables;

              (b)      Liquidation Proceeds;

              (c)      proceeds under physical damage and other insurance
                       policies relating to the obligors or the financed
                       vehicles;

              (d)      any other amounts received from the receivables servicers
              in respect of the receivables which are required to be remitted to the holder of the applicable receivables; and

         (iii) all amounts representing the purchase price received for receivables which were required to be repurchased by the depositor or the servicer;

          provided, however, that in calculating the Available Collections the following will be excluded: (a) any portion of the Receivables Servicer
Servicing Fee retained by a receivables servicer from collections in respect of the receivables serviced by it; (b) any amounts with respect to receivables purchased by an originator or receivables servicer for which the purchase price of which has been included in the Available Collections for a prior collection period; (c) any Supplemental Servicing Fees and (d) any amounts that the receivables servicers are entitled to retain under their respective receivables servicing agreements.

         "AVAILABLE FUNDS" means, with respect to any payment date, the sum of:

              (i)      the Available Collections for the related collection
              period;

              (ii)     amounts paid to purchase or repurchase receivables due to
              the breach of certain covenants or the breach of certain
              representations concerning the receivables; and

              (iii)    the Receivables Servicer Supplemental Payment Amount.

         "CLASS A INTEREST PAYMENT AMOUNT" means, with respect to any payment date, the sum of the Class A-1 Interest Payment Amount for that payment date, the Class A-2 Interest Payment Amount for that payment date, the Class A-3
Interest Payment Amount for that payment date and the Class A-4 Interest Payment
Amount for that payment date.

         "CLASS A PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount equal to the greater of (a) the aggregate outstanding principal amount of the Class A-1 notes immediately prior to that payment date and (b) an amount equal to (i) the outstanding principal amount of the Class A notes immediately prior to that payment date MINUS (ii) the lesser of (A) 87.50% of the aggregate principal balance of the receivables as of the last day of the related collection period and (B) an amount equal to (1) the aggregate principal balance of the receivables as of the last day of the related collection period
MINUS (2) the Target Overcollateralization Level for that payment date;
PROVIDED, HOWEVER, that, unless the Class A notes have been paid in full, for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in
effect on that payment date, the Class A Principal Payment Amount will be 100%
of the funds available in the principal distribution account for that payment date; PROVIDED, FURTHER, that on the final scheduled payment date of any class of Class A notes, the Class A Principal Payment Amount will not be less than the amount that is necessary to pay that class of Class A notes in full; and
PROVIDED, FURTHER, that the Class A Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class A notes on that payment date.

         "CLASS A-1 INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class A-1 Interest Rate times (ii) the actual number of days from and including the closing date to and excluding the initial payment date times (iii) the aggregate initial principal balance of the Class
         A-1 notes as of the closing date; and

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

o        with respect to any subsequent payment date, the sum of (i) the product of (x) 1/360 of the Class A-1 Interest Rate times (y) the actual number of days from and including the immediately preceding payment date to and excluding that subsequent payment date times (z) the aggregate outstanding principal balance of the Class A-1 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-1 notes on that immediately preceding payment date and (ii) the amount of Class A-1 Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class A-1
         Interest Rate.

         "CLASS A-1 INTEREST RATE" means the interest rate for the Class A-1 notes set forth on the cover page of this free writing prospectus.

         "CLASS A-2 INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class A-2 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times
         (iii) the aggregate initial principal balance of the Class A-2 notes as of the closing date; and

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-2 Interest Rate times (y) the aggregate outstanding principal balance of the Class A-2 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-2 notes on such immediately preceding payment date and (ii) the amount of Class A-2 Interest
         Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the
         Class A-2 Interest Rate.

         "CLASS A-2 INTEREST RATE" means the interest rate for the Class A-2 notes set forth on the cover page of this free writing prospectus.

         "CLASS A-3 INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class A-3 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times
         (iii) the aggregate initial principal balance of the Class A-3 notes as of the closing date; and

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-3 Interest Rate times (y) the aggregate outstanding principal balance of the Class A-3 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-3 notes on such immediately preceding payment date and (ii) the amount of Class A-3 Interest
         Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the
         Class A-3 Interest Rate.

         "CLASS A-3 INTEREST RATE" means the interest rate for the Class A-3 notes set forth on the cover page of this free writing prospectus.

         "CLASS A-4 INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class A-4 Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times
         (iii) the aggregate initial principal balance of the Class A-4 notes as of the closing date; and

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class A-4 Interest Rate times (y) the aggregate outstanding principal balance of the Class A-4 notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class A-4 notes on such immediately preceding payment date and (ii) the amount of Class A-4 Interest
         Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the
         Class A-4 Interest Rate.

         "CLASS A-4 INTEREST RATE" means the interest rate for the Class A-4 notes set forth on the cover page of this free writing prospectus.

         "CLASS B INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class B Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

         (calculated on the basis of a 360-day year consisting of twelve 30-day months) times (iii) the aggregate initial principal balance of the
         Class B notes as of the closing date; and

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class B Interest Rate times (y) the aggregate outstanding principal balance of the Class B notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class B notes on such immediately preceding payment date and (ii) the amount of Class B Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class B Interest Rate.

         "CLASS B INTEREST RATE" means the interest rate for the Class B notes set forth on the front cover page of this free writing prospectus.

         "CLASS B PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount equal to (a) the sum of (i) the aggregate outstanding principal amount of the Class A notes (after taking into account distribution of the Class
A Principal Payment Amount on that payment date) and (ii) the outstanding principal amount of the Class B notes immediately prior to that payment date
MINUS (b) the lesser of (i) 92.00% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) an amount equal to (A) the aggregate principal balance of the receivables as of the last day of the related collection period MINUS (B) the Target
Overcollateralization Level for that payment date; PROVIDED, HOWEVER, that, for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in
effect on that payment date, the Class B Principal Payment Amount will be an amount equal to (x) 100% of the funds available in the principal distribution account for that payment date MINUS (y) the Class A Principal Payment Amount for that payment date; PROVIDED, FURTHER, that on the final scheduled payment date of the Class B notes, the Class B Principal Payment Amount will not be less than the amount that is necessary to pay the Class B notes in full; and PROVIDED,
FURTHER, that the Class B Principal Payment Amount on any payment date will not exceed the outstanding amount of the Class B notes on that payment date.

         "CLASS C INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class C Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times
         (iii) the aggregate initial principal balance of the Class C notes as of the closing date; and

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class C Interest Rate times (y) the aggregate outstanding principal balance of the Class C notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class C notes on such immediately preceding payment date and (ii) the amount of Class C Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class C Interest Rate.

         "CLASS C INTEREST RATE" means the interest rate for the Class C notes set forth on the cover page of this free writing prospectus.

         "CLASS C PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount equal to (a) the sum of (i) the aggregate outstanding principal amount of the Class A notes (after taking into account distribution of the Class
A Principal Payment Amount on that payment date), (ii) the outstanding principal amount of the Class B notes (after taking into account distribution of the Class
B Principal Payment Amount on that payment date) and (iii) the outstanding principal amount of the Class C notes immediately prior to that payment date
MINUS (b) the lesser of (i) 94.00% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) an amount equal to (A) the aggregate principal balance of the receivables as of the last day of the related collection period MINUS (B) the Target
Overcollateralization Level for such payment date; PROVIDED, HOWEVER, that for any payment date as of which the Three-Month Annualized Net Loss Ratio is greater than or equal to the Sequential Principal Payment Trigger Percentage in
effect on that payment date, the Class C Principal Payment Amount will be an amount equal to (x) 100% of the funds available in the principal distribution account for that payment date MINUS (y) an amount equal to the sum of (1) the
Class A Principal Payment Amount for that payment date PLUS (2) the Class B
Principal Payment Amount for that payment date; PROVIDED, FURTHER, that on the final scheduled payment date for the Class C notes, the Class C Principal
Payment Amount will not be less than the amount that is necessary to pay the
Class C notes in full; and PROVIDED, FURTHER, that the Class C Principal Payment
Amount on any payment date will not exceed the outstanding amount of the Class C notes on that payment date.

         "CLASS D INTEREST PAYMENT AMOUNT" means:

     o   with respect to the initial payment date, the product of (i) 1/360 of the Class D Interest Rate times (ii) the number of days from and including the closing date to and excluding the 15th day of the calendar month in which the initial payment date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) times
         (iii) the aggregate initial principal balance of the Class D notes as of the closing date; and

                                       10

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

     o   with respect to any subsequent payment date, the sum of (i) the product of (x) one-twelfth of the Class D Interest Rate times (y) the aggregate outstanding principal balance of the Class D notes as of the immediately preceding payment date after giving effect to all payments of principal of the Class D notes on such immediately preceding payment date and (ii) the amount of Class D Interest Payment Amount payable on the prior payment date but not paid, if any, together with interest thereon (to the extent permitted by law) at the Class D Interest Rate.

         "CLASS D INTEREST RATE" means 6.25%.

         "CLASS D PRINCIPAL PAYMENT AMOUNT" means, with respect to any payment date, an amount equal to (a) 100% of the funds available in the principal distribution account for that payment date MINUS (b) an amount equal to the sum of (i) the Class A Principal Payment Amount for that payment date, (ii) the
Class B Principal Payment Amount for that payment date and (iii) the Class C
Principal Payment Amount for that payment date; PROVIDED, HOWEVER, that, on the final scheduled payment date for the Class D notes, the Class D Principal
Payment Amount will not be less than the amount that is necessary to pay the
Class D notes in full; and provided, FURTHER, that the Class D Principal Payment
Amount on any payment date will not exceed the outstanding amount of the Class D notes on that payment date.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme, a professional depository organized under the laws of Luxembourg.

         "CODE" means the Internal Revenue Code of 1986, as amended, and treasury regulations promulgated thereunder.

         "DTC" means The Depository Trust Company and any successor depository.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

         "EUROCLEAR" means a professional depository operated by Euroclear Bank
S.A./N.V.

         "EXCESS ALLOCATION OF PRINCIPAL" means, with respect to any payment date, an amount not less than zero equal to the excess, if any, of (a) the aggregate outstanding principal amount of all the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date); over (b) the sum of (i) the aggregate principal amount of the receivables at the end of the collection period preceding that payment date minus the Target Overcollateralization Level with respect to that payment date; and (ii) the sum of the First Allocation of Principal, if any, the
Second Allocation of Principal, if any, the Third Allocation of Principal, if
any, and the Regular Allocation of Principal, if any, each with respect to that payment date; PROVIDED, HOWEVER, that the Excess Allocation of Principal will not exceed the aggregate outstanding principal amount of all the notes on that payment date (after giving effect to any principal payments made on the securities on that payment date in respect of the First Allocation of Principal, if any, the Second Allocation of Principal, the Third Allocation of Principal
and the Regular Allocation of Principal, if any) ; and provided, further, that on or after the final scheduled payment date relating to the Class D notes, the
Excess Allocation of Principal shall not be less than the amount that is necessary to reduce the balance of the Class D notes to zero.

         "FIRST ALLOCATION OF PRINCIPAL" means, with respect to any payment date, an amount equal to the excess, if any, of (x) the aggregate principal balance of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period; PROVIDED, HOWEVER, that the First Allocation of
Principal for any payment date on or after the final scheduled payment date for any class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount for that class of Class A notes to zero.

         "FORD CREDIT" means Ford Motor Credit Company, a Delaware corporation, and its successors.

         "HUNTINGTON" means The Huntington National Bank, a national banking association, and its successors.

         "INDENTURE TRUSTEE FEE" means $3,500 per annum.

         "LIQUIDATED RECEIVABLE" means any receivable that, by its terms, is in default and (i) as to which the applicable receivables servicer has repossessed and disposed of the related financed vehicle or (ii) any other condition has occurred under the applicable servicing agreement which requires the receivable to be treated as a "liquidated receivable," "defaulted receivable" or similar concept.

         "LIQUIDATION PROCEEDS" means, with respect to any Liquidated
Receivable, all amounts collected in connection with the liquidation of that
Liquidated Receivable, net of any expenses or other amounts the applicable receivables servicer is permitted to deduct under the related originator agreement or the SST servicing agreement, as the case may be.

         "NET LIQUIDATION LOSSES" means, with respect to any collection period, the amount, if any, by which (a) the aggregate principal balance of all receivables that became Liquidated Receivables during that collection period exceeds (b) any and all recoveries received during that collection period.

                                       11

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

         "NET SERVICING FEE" means, with respect to any collection period, the
Servicing Fee for that collection period minus the Netted Receivables Servicer
Servicing Fee Amount for that collection period.

         "NETTED RECEIVABLES SERVICER SERVICING FEE AMOUNT" means, with respect to any collection period, the amount that was retained or netted by the receivables servicers from collections received during that collection period in respect of the Receivables Servicer Servicing Fee for that collection period.

         "OSB" means Ohio Savings Bank, a federal savings bank, and its successors.

         "OWNER TRUSTEE FEE" means $10,000 per annum.

         "RECEIVABLES SERVICER SERVICING FEE" means, with respect to a receivables servicer and a collection period, the amount of the servicing fee payable to such receivables servicer under the applicable receivables servicer servicing agreement, which amount shall not exceed one-twelfth of the
Receivables Servicing Fee Rate multiplied by the aggregate principal balance of those receivables serviced by that receivables servicer as of the first day of that collection period.

         "RECEIVABLES SERVICING FEE RATE" shall mean an amount not to exceed
1.00%, payable in accordance with the applicable receivables servicer servicing agreement.

         "RECEIVABLES SERVICER SUPPLEMENTAL PAYMENT AMOUNT" means, with respect to any payment date, the lesser of (a) the Netted Receivables Servicer Servicing
Fee Amount for the related collection period and (b) the excess, if any, of (i)
the aggregate amount required to pay in full those payments described in clauses
(1) through (9) above under "APPLICATION OF AVAILABLE FUNDS--PRIORITY OF
PAYMENTS" for that payment date over (ii) the Available Funds (excluding clause
(iii) thereof) for that payment date.

         "REGULAR ALLOCATION OF PRINCIPAL" means, with respect to any payment date, an amount not less than zero equal to (a) the excess, if any, of (i)
aggregate principal amount of the receivables (excluding Liquidated Receivables)
as of the beginning of the related collection period minus the aggregate principal amount of the receivables (excluding Liquidated Receivables) as of the end of the related collection period over (ii) the sum of the First Allocation of Principal for such Payment Date, the Second Allocation of Principal for such
Payment Date and the Third Allocation of Principal for such Payment Date, minus
(b) the excess, if any, of (i) the aggregate principal amount of the receivables
(excluding Liquidated Receivables) as of the beginning of the related collection period minus the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to all payments made on such date)
over (ii) the Target Overcollateralization Level for that payment date.

         "SECOND ALLOCATION OF PRINCIPAL" means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (x) the aggregate principal balance of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes and the Class B notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period MINUS (2) the First Allocation of Principal for that payment date;
PROVIDED, HOWEVER, that the Second Allocation of Principal will not exceed the sum of the aggregate outstanding principal amount of the Class A notes and the
Class B notes on that payment date (after giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date in respect of the First Allocation of Principal, if any); PROVIDED, FURTHER,
HOWEVER, that the Second Allocation of Principal for any payment date on or after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B notes to zero.

         "SEQUENTIAL PRINCIPAL PAYMENT TRIGGER PERCENTAGE" means, with respect to any payment date set forth below, the percentage corresponding thereto:

          Payment Date                                          Percentage
          ------------                                          ----------
          Through and including July 2007                         1.50%

          August 2007 through and including July 2008             2.25%

          August 2008 and thereafter                              2.50%

         "SERVICING FEE" means, with respect to the first collection period, the product of (A) a fraction, the numerator of which is the number of days as calculated under the 30/360 day-count convention from and including the closing date to and excluding the initial payment date (i.e., [__] days), and the denominator of which is equal to thirty, (B) one-twelfth of the Servicing Fee
Rate and (C) the aggregate principal balance of the receivables as of the first day of that collection period, and, with respect to any subsequent collection period, the product of (A) one-twelfth of the Servicing Fee Rate and (B) the aggregate principal balance of the receivables as of the first day of that collection period.

         "SERVICING FEE RATE" means 1.05%.

                                       12

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

         "SST" means Systems & Services Technologies, Inc., a Delaware corporation, and its successors.

         "SUPPLEMENTAL SERVICING FEES" means late fees, NSF check fees or other similar amounts entitled to be retained by the receivables servicers, if any, as set forth in the related receivables servicing agreement.

         "TARGET OVERCOLLATERALIZATION LEVEL" means, on any payment date, the greater of (a) 3.00% of the outstanding principal balance of the receivables as of the end of the related collection period and (b) 1.00% of the initial principal balance of the receivables.

         "THIRD ALLOCATION OF PRINCIPAL" means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (x) the aggregate principal balance of the Class A notes, the Class B notes and the
Class C notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that preceding payment date) or, in the case of the initial payment date, the closing date, over (y) the aggregate principal balance of the receivables as of the end of the related collection period MINUS (2) the First
Allocation of Principal and the Second Allocation of Principal for that payment date; PROVIDED, HOWEVER, that the Third Allocation of Principal will not exceed the sum of the aggregate outstanding principal amount of the Class A Notes, the
Class B Notes and the Class C notes on that payment date (after giving effect to any principal payments made on the Class A notes, the Class B notes and the
Class C notes on that payment date in respect of the First Allocation of
Principal and the Second Allocation of Principal, if any); PROVIDED, FURTHER,
HOWEVER, that the Third Allocation of Principal for any payment date on or after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class
C notes to zero.

         "THREE-MONTH ANNUALIZED NET LOSS RATIO" means, with respect to any payment date, the product of (x) twelve and (y) the average of the Monthly Net
Loss Ratios for each of the three preceding collection periods (or if prior to three months from the closing date, the number of whole collection periods since the cut-off date). For the purpose of this definition, the "Monthly Net Loss
Ratio" means, for the last day of any collection period, a fraction expressed as a percentage, the numerator of which is equal to the Net Liquidation Losses for that collection period and the denominator of which is equal to the aggregate principal balance of the receivables as of the first day of that collection period.

                                       13

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

SELECTED LOAN DATA

                     THE RECEIVABLES AS OF THE CUT-OFF DATE

Outstanding Principal Balance:                                                                $860,904,586.66
Number of Receivables:                                                                                 52,302
Average Outstanding Principal Balance:                                                             $16,460.26
Average Original Amount Financed:                                                                  $20,959.29
Weighted Average Gross Coupon:                                                                          7.32%
Weighted Average Original Term:                                                                     67 months
Weighted Average Remaining Term:                                                                    55 months
Weighted Average Seasoning:                                                                         12 months
New / Used Composition (by % of Outstanding Principal Balance):                               60.59% / 39.41%
FMCC / HNB / OSB Composition (by % of Outstanding Principal Balance):                 33.31% / 65.61% / 1.08%

        DISTRIBUTION OF THE RECEIVABLES BY OUTSTANDING PRINCIPAL BALANCE
                             AS OF THE CUT-OFF DATE

                                               NO. OF                  NO. OF                 PRINCIPAL               PRINCIPAL
PRINCIPAL BALANCE                          RECEIVABLES (#)         RECEIVABLES (%)            BALANCE ($)             BALANCE (%)
-----------------                          ---------------         ---------------            -----------             -----------

$1 - $5,000                                    2,086                     4.0%                 $7,329,545.82               0.9%
$5,001 - $10,000                               8,998                    17.2                  70,399,494.17               8.2
$10,001 - $15,000                             13,929                    26.6                 174,776,991.77              20.3
$15,001 - $20,000                             12,214                    23.4                 212,284,261.96              24.7
$20,001 - $25,000                              8,012                    15.3                 178,506,885.49              20.7
$25,001 - $30,000                              4,075                     7.8                 110,656,449.23              12.9
$30,001 - $35,000                              1,784                     3.4                  57,434,441.89               6.7
$35,001 - $40,000                                699                     1.3                  25,991,786.48               3.0
$40,001 - $45,000                                272                     0.5                  11,478,061.76               1.3
$45,001 - $50,000                                124                     0.2                   5,856,184.79               0.7
$50,001 +                                        109                     0.2                   6,190,483.30               0.7
------------------------------------    ---------------------  -----------------------  ----------------------  -------------------
Total                                         52,302                   100.0%(1)            $860,904,586.66             100.0% (1)
------------------------------------    ---------------------  -----------------------  ----------------------  -------------------

(1)Column totals may not add to 100.0% due to rounding.

            DISTRIBUTION OF RECEIVABLES BY STATE OF OBLIGOR RESIDENCE
                             AS OF THE CUT-OFF DATE

                                             NO. OF                    NO. OF                PRINCIPAL               PRINCIPAL
STATE                                    RECEIVABLES (#)           RECEIVABLES (%)           BALANCE ($)             BALANCE (%)
-----                                    ---------------           ---------------           -----------             -----------

Ohio                                          12,409                      23.7%            $205,468,568.43               23.9%
Kentucky                                       5,167                       9.9               91,347,622.18               10.6
Florida                                        4,981                       9.5               90,739,118.49               10.5
Indiana                                        3,602                       6.9               63,142,862.29                7.3
Michigan                                       3,946                       7.5               56,751,051.93                6.6
West Virginia                                  2,508                       4.8               44,643,902.99                5.2
Other(2)                                      19,689                      37.6              308,811,460.35               35.9
-------------------------------------    --------------------    --------------------    -------------------    -------------------
Total                                         52,302                     100.0%(1)         $860,904,586.66              100.0%(1)
-------------------------------------    --------------------    --------------------    -------------------    -------------------

(1)Column totals may not add to 100.0% due to rounding
(2)Each of the other states is less than 5.0% of the outstanding principal balance

                                       14

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

                     DISTRIBUTION OF THE RECEIVABLES BY APR
                             AS OF THE CUT-OFF DATE

                                         NO. OF                  NO. OF                   PRINCIPAL           PRINCIPAL
APR                                  RECEIVABLES (#)         RECEIVABLES (%)              BALANCE ($)         BALANCE (%)
---                                  ---------------         ---------------              -----------         -----------

0.00 - 0.99                               3,243                    6.2%                  $54,943,365.21           6.4%
1.00 - 1.99                                 995                    1.9                    15,851,870.88           1.8
2.00 - 2.99                                 936                    1.8                    16,519,375.76           1.9
3.00 - 3.99                               1,628                    3.1                    23,927,299.99           2.8
4.00 - 4.99                               1,340                    2.6                    18,784,338.63           2.2
5.00 - 5.99                               3,549                    6.8                    48,859,230.41           5.7
6.00 - 6.99                               7,893                   15.1                   130,978,345.44          15.2
7.00 - 7.99                              11,370                   21.7                   203,755,252.55          23.7
8.00 - 8.99                               9,344                   17.9                   168,011,976.38          19.5
9.00 - 9.99                               5,359                   10.2                    89,437,104.27          10.4
10.00 - 10.99                             2,841                    5.4                    42,474,949.88           4.9
11.00 - 11.99                             1,527                    2.9                    21,328,205.48           2.5
12.00 - 12.99                               935                    1.8                    11,662,841.70           1.4
13.00 - 13.99                               456                    0.9                     5,538,033.37           0.6
14.00 - 14.99                               333                    0.6                     3,536,189.39           0.4
15.00 +                                     553                    1.1                     5,296,207.32           0.6
----------------------------     ---------------------     -------------------       --------------------    -----------------
Total                                    52,302                  100.0%(1)              $860,904,586.66         100.0% (1)
----------------------------     ---------------------     -------------------       --------------------    -----------------

(1)Column totals may not add to 100.0% due to rounding.

                                       15

ALL INFORMATION IN THIS FREE WRITING PROSPECTUS, WHETHER REGARDING ASSETS
BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR ANY
SECURITIES ACTUALLY SOLD TO YOU.

       DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY
                             AS OF THE CUT-OFF DATE

                                               NO. OF                  NO. OF                PRINCIPAL               PRINCIPAL
REMAINING TERM (MONTHS)                     RECEIVABLES (#)         RECEIVABLES (%)          BALANCE ($)             BALANCE (%)
-----------------------                     ---------------         ---------------          -----------             -----------

0 - 12                                             772                       1.5%            $3,117,634.57                  0.4%
13 - 24                                          2,880                       5.5             24,803,207.64                  2.9
25 - 36                                          6,998                      13.4             84,304,791.48                  9.8
37 - 48                                         10,779                      20.6            160,783,758.70                 18.7
49 - 60                                         13,192                      25.2            214,523,884.37                 24.9
61 - 72                                         14,494                      27.7            290,552,638.95                 33.7
73 - 84                                          3,187                       6.1             82,818,670.95                  9.6
-------------------------------------    --------------------      -------------------  --------------------     -------------------
Total                                           52,302                     100.0%(1)       $860,904,586.66                100.0%(1)
-------------------------------------    --------------------      -------------------  --------------------     -------------------

(1)Column totals may not add to 100.0% due to rounding.

       DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO SCHEDULED MATURITY
                             AS OF THE CUT-OFF DATE

                                               NO. OF                  NO. OF                 PRINCIPAL              PRINCIPAL
ORIGINAL TERM (MONTHS)                      RECEIVABLES (#)         RECEIVABLES (%)           BALANCE ($)            BALANCE (%)
----------------------                      ---------------         ---------------           -----------            -----------

13 - 24                                            209                       0.4%               $910,966.95                 0.1%
25 - 36                                          2,257                       4.3              17,306,817.05                 2.0
37 - 48                                          3,854                       7.4              39,105,926.06                 4.5
49 - 60                                         18,624                      35.6             260,426,231.32                30.3
61 - 72                                         20,900                      40.0             387,056,502.68                45.0
73 - 84                                          6,454                      12.3             156,013,022.98                18.1
85 - 96                                              4                       0.0(2)               85,119.62                 0.0(2)
-------------------------------------    --------------------      -------------------  --------------------     -------------------
Total                                           52,302                     100.0%(1)        $860,904,586.66               100.0%(1)
-------------------------------------    --------------------      -------------------  --------------------     -------------------

(1)Column totals may not add to 100.0% due to rounding.

(2)Less than 0.05%

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